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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in this registration statement on Form S-1 of our report dated August 30, 1996, except as to Note 18, for which the date is October 9, 1996, on our audits of the consolidated financial statements of Prime Service, Inc. and Subsidiary, as well as our report dated August 30, 1996 on our audits of Alpine Equipment Rentals and Supply Company. We also consent to the reference to our firm under the caption "Experts".



                                          COOPERS & LYBRAND L.L.P.



Houston, Texas
October 9, 1996